Exhibit 10.14

EXECUTION COPY

AMENDMENT AND MODIFICATION TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT AND MODIFICATION TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made effective as of the 22nd day of September 2020, by and between Apex Clearing Corporation, a New York corporation (“Borrower”) and TriState Capital Bank, a Pennsylvania state chartered bank (the “Bank”).

BACKGROUND

A. Pursuant to that certain Revolving Credit Agreement dated November 2, 2017, by and between Borrower and Bank (as the same may hereafter be amended, modified, supplemented or restated from time to time, being referred to herein as the “Loan Agreement”), Bank agreed, inter alia, to extend to Borrower a line of credit in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00).

B. Borrower and Bank have agreed to amend the Loan Agreement to, inter alia, extend the Maturity Date, in accordance with the terms and conditions contained herein.

C. Borrower is also indebted to Bank pursuant to a Loan Agreement dated as of June 27, 2016 by and between Borrower and Bank (as amended by that certain Amendment and Modification to Loan Agreement dated as of November 2, 2017, as amended by that certain Second Amendment and Modification to Loan Agreement dated as of February 28, 2020, as amended by that certain Third Amendment and Modification to Loan Agreement dated as of the date hereof), pursuant to which Bank agreed to extend to Borrower a second line of credit in the maximum principal sum of Fifteen Million Dollars and 00/100 ($15,000,000.00).

D. All capitalized terms contained herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Extension of Maturity Date.

(a) The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Maturity Date”: Shall have the meaning set forth in Section 2.2(b).” (b) All references in Section 2.2(b) to “October 23, 2020” are hereby deleted and replaced with “October 22, 2021.”

2. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions:

(a) Bank shall have received the results of a recent lien search in the jurisdiction where Borrower is organized, and such search shall reveal no liens on any of the assets of Borrower except for liens permitted by Bank;

(b) Bank shall have received a certificate of an officer of Borrower, in form and substance reasonably satisfactory to it, certifying (i) that attached copies of the governing documents of Borrower are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution, delivery and performance of this Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment; and (iii) to the title, name and signature of each person authorized to sign this Amendment.

(c) Bank shall have received a certificate of status with respect to Borrower, issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

(d) each of the representations and warranties contained in Section 6 of this Amendment shall be true, correct and accurate as of the date of this Amendment; and

(e) the receipt by Bank of the payment, in immediately available funds, of all reasonable out-of-pocket fees, costs, charges and expenses incurred by Bank in connection with the preparation, execution and delivery of this Amendment or any of the transactions arising hereunder or otherwise related hereto or referred to herein, including any actual out-of-pocket costs, expenses, charges or expenses of Bank and the reasonable fees, charges and disbursements of counsel for Bank.

3. Amendment/References. The Loan Agreement and the Loan Documents are hereby amended to be consistent with the terms of this Amendment. All references in the Loan Agreement and the Loan Documents to (a) the “Loan Agreement” shall mean the Loan Agreement as amended hereby; and (b) the “Loan Documents” shall include this Amendment and all other instruments or agreements executed pursuant to or in connection with the terms hereof.

4. Release. Borrower acknowledges and agrees that it has no claims, suits or causes of action against Bank and hereby remises, releases and forever discharges Bank, their officers, directors, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which Borrower has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

5. Additional Documents; Further Assurances. Borrower covenants and agrees to execute and deliver to Bank, or to cause to be executed and delivered to Bank contemporaneously herewith, at the sole cost and expense of Borrower, this Amendment and any and all documents, agreements, statements, resolutions, searches, insurance policies, consents, certificates, legal opinions and information as Bank may require in connection with the execution and delivery of this Amendment or any documents in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Bank herein or in any of the Loan Documents. All such documents, agreements, statements, etc., shall be in form and content acceptable to Bank in its sole discretion.

6. Further Agreements and Representations. Borrower does hereby:

(a) ratify, confirm and acknowledge that the statements contained in the foregoing Background are true and complete and that, as amended hereby, the Loan Agreement and the other Loan Documents are in full force and effect and are valid, binding and enforceable against Borrower and its assets and properties, all in accordance with the terms thereof, as amended;

(b) covenant and agree to perform all of Borrower’s obligations under the Loan Agreement and the other Loan Documents, as amended;

(c) acknowledge and agree that as of the date hereof, Borrower has no current defense, set-off, counterclaim or challenge against the payment of any Obligations or the enforcement of any of the terms of the Loan Agreement or of the other Loan Documents, as amended;

(d) acknowledge and agree that all representations and warranties of Borrower contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

(e) represent and warrant that no Default or Potential Event of Default exists;

(f) covenant and agree that on or before October 1, 2020, Borrower shall deliver to the Bank (or its counsel), wet ink originals of this Amendment and the Secretary’s Certificate of Borrower;

(g) covenant and agree that Borrower’s failure to comply with any of the terms of this Amendment or any other instrument or agreement executed or delivered in connection herewith, shall constitute an Event of Default under the Loan Agreement and each of the other Loan Documents; and

(h) acknowledge and agree that nothing contained herein, and no actions taken pursuant to the terms hereof, are intended to constitute a novation of the Note, the Loan Agreement or of any of the other Loan Documents and does not constitute a release, termination or waiver of any existing Event of Default or of any of the liens, rights or remedies granted to the Bank in any of the Loan Documents, which liens, rights and remedies are hereby expressly ratified, confirmed, extended and continued for all Obligations.

Borrower acknowledges and agrees that Bank is relying on the foregoing agreements, confirmations, representations and warranties of Borrower and the other agreements, representations and warranties of Borrower contained herein in agreeing to the amendments contained in this Amendment.

7. Fees, Cost, Expenses and Expenditures. Borrower shall reimburse Bank for all of Bank’s expenses incurred in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, disbursements, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents, searches, environmental assessments and appraisal reports, whether or not the transactions contemplated hereunder are consummated.

8. No Waiver. Nothing contained herein constitutes an agreement or obligation by Bank to grant any further amendments to the Loan Agreement or any of the other Loan Documents. Nothing contained herein constitutes a waiver or release by Bank of any Event of Default or of any rights or remedies available to Bank under the Loan Documents or at law or in equity.

9. Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

10. Binding Effect. This Amendment, upon due execution hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles.

12. Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

13. Modifications. No modification of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

14. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

15. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed the day and year first above written.

APEX CLEARING CORPORATION

By:	/s/ Terry Ray
Terry Ray, Chief operations officer

(Signature Page to Amendment and Modification to Loan Agreement)

TRISTATE CAPITAL BANK

By:	/s/ Ellen Frank
Ellen Frank, Senior vice president

(Signature Page to Amendment and Modification to Loan Agreement)